UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 21, 2018

CLIPPER REALTY INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38010	47-4579660
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

4611 12th Avenue, Suite 1L Brooklyn, New York	11219
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 438-2804

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                       Emerging growth company         ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 21, 2018, Clipper Realty Inc. (the “Company”) announced the completion of the refinancings (the “Refinancings”) of its existing debt on its Flatbush Gardens and Tribeca House properties to lower the interest rates on the loans, fix almost all of the Company’s variable rate debt, reduce annual debt service and provide additional liquidity. With the proceeds of the Refinancings, the Company repaid the Tribeca House Loans (as defined below) and the Flatbush Garden Loans (as defined below) and the net remaining proceeds of $21.5 million increased the Company’s cash position.

Tribeca House

Immediately prior to the Refinancings, there was $410.0 million of mortgage and mezzanine debt related to the Tribeca House properties (the “Tribeca House Loans”) in the form of a mortgage note of $335.0 million to Deutsche Bank AG, New York Branch and a $75.0 million mezzanine note to SL Green Finance, each with a maturity date of November 9, 2018 and a blended interest rate of one-month LIBOR plus 3.75%.

On February 21, 2018, certain subsidiaries of the Company entered into the Loan Agreement, First Mezzanine Loan Agreement and Second Mezzanine Loan Agreement (together, the “Loan Agreements”) with Deutsche Bank AG, New York Branch, as lender, to refinance the Tribeca House Loans into a package of ten-year $360 million fixed rate secured loans, which mature in February 2028, bear interest at a fixed rate of 4.506% per annum and are interest-only for the entire term.

The foregoing description of the Loan Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreements, which are filed herewith as Exhibits 10.1, 10.2 and 10.3 to the Current Report on Form 8-K and are incorporated herein by reference.

Flatbush Gardens

Immediately prior to the Refinancings, there was $167.7 million of mortgage debt related to the Flatbush Gardens properties (the “Flatbush Gardens Loans”) in the form of two mortgage notes to New York Community Bank, including a $150.0 million principal-amount mortgage note with a maturity date of October 1, 2024 and a fixed interest rate of 3.88% and a $20.0 million principal-amount mortgage note with a maturity date of October 1, 2024 and an interest rate of 3.88% through September 2019, after which the interest rate would have been equal to the prime rate plus 2.75% (subject to an option to fix the rate).

On February 21, 2018, certain subsidiaries of the Company entered into the Consolidation, Modification and Extension Agreement, Assignment of Leases and Rents and Security Agreement (the “Consolidation Agreement”) with New York Community Bank, as lender, in order to consolidate and refinance the Flatbush Gardens Loans into a ten-year $246.0 million initial fixed rate secured first mortgage loan, which matures in February 2028, bears interest at a fixed rate of 3.5% per annum for the first five years and is interest-only for 30 months.

The foregoing description of the Consolidation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consolidation Agreement, which is filed herewith as Exhibit 10.4 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description
10.1	Loan Agreement, dated February 21, 2018, between 50 Murray Street Acquisition LLC and Deutsche Bank AG, New York Branch
10.2	First Mezzanine Loan Agreement, dated February 21, 2018, between 50 Murray Mezz One LLC and Deutsche Bank AG, New York Branch
10.3	Second Mezzanine Loan Agreement, dated February 21, 2018, between 50 Murray Mezz Two LLC and Deutsche Bank AG, New York Branch
10.4

Consolidation, Modification and Extension Agreement, Assignment of Leases and Rents and Security Agreement, dated February 21, 2018, between Renaissance Equity Holdings LLC A, Renaissance Equity Holdings LLC B, Renaissance Equity Holdings LLC C, Renaissance Equity Holdings LLC D, Renaissance Equity Holdings LLC E, Renaissance Equity Holdings LLC F, and Renaissance Equity Holdings LLC G and New York Community Bank

99.1	Press Release dated February 21, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clipper Realty Inc. (Registrant)

By:	/s/ David Bistricer
Name: David Bistricer
Title: Co-Chairman and Chief Executive Officer

Date: February 27, 2018